EXHIBIT 23.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-51538 on Form S-8 of our report dated September 6, 2024, appearing in this Annual Report on Form 10-K of Greene County Bancorp, Inc. relating to the consolidated financial statements and internal controls for the two years ended June 30, 2024.

/s/ Bonadio & Co., LLP
Pittsford, New York

September 6, 2024